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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment 1

Current Report

Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2002

SANCHEZ COMPUTER ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	0-21705 (Commission File Number)	23-2161560 (I.R.S. Employer Identification Number)

40 Valley Stream Parkway, Malvern PA 19355
(Address of principal executive offices)

(610) 296-8877
(Registrant's telephone number, including area code)

        On July 17, 2002, Sanchez Computer Associates, Inc. ("Sanchez") filed a Current Report on Form 8-K to report its acquisition of Spectra Securities Software, Inc. ("Spectra") on July 3, 2002. Pursuant to Item 7 of Form 8-K, Sanchez indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of Sections (a), (b), and (c) of Item 7.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of the Business Acquired.

        The following financial statements are filed as part of this Current Report on Form 8-K/A:

    Spectra consolidated financial statements as of August 31, 2001 and 2000 and for the years then ended.

    Spectra consolidated financial statements as of May 31, 2002 and for the nine months ended May 31, 2002 and 2001.

        (b)    Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial information is filed as part of this current report on Form 8-K/A:

    Pro forma condensed consolidated balance sheet as of June 30, 2002.

    Pro forma condensed consolidated statement of operations for the six months ended June 30, 2002.

    Pro forma condensed consolidated statement of operations for the year ended December 31, 2001.

    Notes to pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2002 and the year ended December 31, 2001.

        (c)    Exhibits.

*10.1	Combination Agreement, dated as of May 15, 2002, entered into by and among Sanchez, 1518356 Ontario Limited, Sanchez Software, Ltd., Spectra, John C. McLeod and The 1998 McLeod Family Trust
*10.39
Loan Agreement, dated July 3, 2002, entered into by and among Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates Polska, SP. Z.O.O., Sanchez FSC, Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc., Sanchez Computer Associates International, Inc. and PNC Bank, National Association
*10.40
Security Agreement, dated July 3, 2002, entered into by and Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates International Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc. and PNC Bank, National Association
23.1	Consent of Ernst & Young LLP (Independent Accountants for Spectra)
*99.1	Press Release, dated July 3, 2002

*
Previously filed as exhibits to our Current Report on Form 8-K filed with the Commission on July 17, 2002, and incorporated herein by reference.

AUDITORS' REPORT

To the Shareholders of
 Spectra Securities Software Inc.

        We have audited the consolidated balance sheets of Spectra Securities Software Inc. as at August 31, 2001 and 2000 and the consolidated statements of loss, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Toronto, Canada, October 25, 2001 Except for note 21 which is as of September 9, 2002	/s/ ERNST & YOUNG LLP Chartered Accountants

Spectra Securities Software Inc.

CONSOLIDATED BALANCE SHEETS

[in thousands of Canadian dollars]
[See Note 2 — Basis of Presentation]

As at August 31	2001 $	2000 $
ASSETS
Current
Cash and cash equivalents	5,905	14,249
Short-term investments [note 4]	1,235	8,730
Accounts receivable [note 17]	2,635	6,803
Unbilled receivables [note 17]	375	4,294
Amounts due from related parties [note 15]	670	—
Prepaid expenses	754	816
Investment tax credits receivable [note 5]	138	600

Total current assets	11,712	35,492

Capital assets, net [note 6]	821	1,281
Goodwill and intellectual property [note 7]	185	4,994
Deferred charges [note 8]	316	273
Long-term investment [note 9]	—	580

	13,034	42,620

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities [notes 12 and 15]	4,386	10,897
Unearned revenue	1,931	1,782
Current portion of long-term obligations [note 10]	190	296
Short-term debentures [note 11]	5,199	—
Current portion of long-term debentures [note 11]	9,062	—

Total current liabilities	20,768	12,975

Long-term obligations [note 10]	51	161
Long-term debentures [note 11]	—	8,682

Total liabilities	20,819	21,818

Shareholders' equity [deficiency]
Share capital [note 13]
Common shares	8,305	6,002
Preferred shares	26,683	—
Special warrants	—	27,959
Equity element of debentures [note 11]	1,371	1,198
Deficit	(44,144)	(14,357)

Total shareholders' equity (deficiency)	(7,785)	20,802

	13,034	42,620

Commitments [note 16]

On behalf of the Board:	(Signed) John C. McLeod Director	(Signed) R. Gordon Conlin Director

See accompanying notes

Spectra Securities Software Inc.

CONSOLIDATED STATEMENTS OF LOSS

[in thousands of Canadian dollars, except per share disclosures]

Years ended August 31	2001 $	2000 $
REVENUE
Product and licence fees	6,807	15,375
Subscription fees	1,633	1,418
Professional services	5,620	6,118
Equipment and software maintenance	4,514	3,076
Other	1,444	1,830

	20,018	27,817

COST OF SALES
Product and licence fees	425	1,596
Subscription fees	1,046	500
Professional services	3,439	3,285
Software maintenance	3,178	2,307
Other	1,208	1,460

	9,296	9,148

	10,722	18,669

EXPENSES
Research and development [note 5]	14,946	13,023
Sales	5,746	4,515
Marketing	2,395	2,364
General and administrative	5,873	4,172

	28,960	24,074

	(18,238)	(5,405)

Depreciation [note 6]	1,199	1,295
Amortization [notes 7 and 8]	1,982	3,057
Write-down of goodwill and intellectual property [note 7]	3,896	—
Loss (income) from long-term investment [note 9]	52	(107)
Write-down of long-term investment [note 9]	528	—
Interest expense on debentures [note 11]	828	665
Imputed interest expense on debentures [note 11]	390	304
Interest income	(517)	(277)
Restructuring charge [note 12]	2,906	—

	11,264	4,937

Net loss for the year	(29,502)	(10,342)

Basic and diluted net loss per common share [note 13]	$(2.27)	$(0.83)
Weighted average number of common shares outstanding — basic and diluted	12,987,000	12,430,000

See accompanying notes

Spectra Securities Software Inc.

CONSOLIDATED STATEMENTS OF DEFICIT

[in thousands of Canadian dollars]

Years ended August 31	2001 $	2000 $
Deficit, beginning of year	(14,357)	(3,998)
Net loss for the year	(29,502)	(10,342)
Redemption of common shares [note 13]	(285)	(17)

Deficit, end of year	(44,144)	(14,357)

See accompanying notes

Spectra Securities Software Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[in thousands of Canadian dollars]

Years ended August 31	2001 $	2000 $
OPERATING ACTIVITIES
Net loss for the year	(29,502)	(10,342)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	1,199	1,295
Amortization	2,149	3,462
Loss (income) from long-term investment	52	(107)
Imputed interest expense on debentures	390	304
Loss on disposal of capital assets	—	39
Restructuring charge	715	—
Write-down of goodwill and intellectual property	3,896	—
Write-down of long-term investment	528	—
Net change in non-cash operating activities [note 19[a]]	1,226	(4,501)

Cash used in operating activities	(19,347)	(9,850)

INVESTING ACTIVITIES
Acquisition costs for UpTick Technologies Inc. [note 3]	—	(452)
Acquisition of Redeye Inc. [note 3]	(200)	—
Proceeds from (amounts invested in) short-term investments, net	7,495	(3,530)
Dividends received on long-term investment	—	90
Acquisition of capital assets	(739)	(1,282)
Proceeds from disposal of capital assets	—	7

Cash provided by (used in) investing activities	6,556	(5,167)

FINANCING ACTIVITIES
Proceeds from issue of special warrants	—	27,959
Proceeds from short-term debentures	5,000	—
Repayments of long-term obligations	(216)	(307)
Proceeds from sale of common shares	341	—
Payment on redemption of common shares	(446)	(19)
Repayments of employee share purchase loans	47	27
Payment of deferred charges	(279)	(59)

Cash provided by financing activities	4,447	27,601

Net increase (decrease) in cash and cash equivalents during the year	(8,344)	12,584
Cash and cash equivalents, beginning of year	14,249	1,665

Cash and cash equivalents, end of year	5,905	14,249

Supplemental cash flow information
Interest paid	348	665

See accompanying notes

Spectra Securities Software Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars]

1.    NATURE OF THE BUSINESS

        Spectra Securities Software Inc. ["Spectra" or the "Company"] is incorporated under the laws of the Province of Ontario. Spectra services the wealth management needs of brokerage, banking and insurance companies through an integrated set of software products and services. Spectra's range of eCommerce offerings supports desktops for full-service brokers, financial planners and investors.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The following is a summary of significant accounting policies followed in the preparation of these consolidated financial statements. The accounting principles differ in certain respects from generally accepted accounting principles in the U.S. as described in Note 21.

Basis of presentation

        These consolidated financial statements include the accounts of Spectra and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The consolidated entity shall be referred to herein as the "Company". These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

        The Company has three wholly-owned subsidiaries: Spectra Securities Software Inc. ["Spectra US"] was incorporated under the laws of the State of Delaware, United States, and Spectra Securities Software Pty Ltd. ["Spectra Australia"] was incorporated under the laws of New South Wales, Australia, and Spectra Securities Software Limited ["Spectra Europe"] was incorporated under the laws of England and Wales.

        These consolidated financial statements have been prepared on a going concern basis, which presumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future.

        The Company has three long-term debentures amounting to $9,250,000 that are due on April 11, 2002. Although these debentures are linked to warrants and are convertible at the holder's option into common shares, they have been classified as current liabilities in these consolidated financial statements, resulting in a working capital deficiency of $9,056,000 [2000—working capital of $22,517,000] at August 31, 2001.

        Currently, the Company is in negotiations with its primary debenture holder and shareholder to defer the due date of the outstanding debentures. Although there is no guarantee that satisfactory terms and conditions can be negotiated, the Company believes that it will successfully conclude these transactions and as a result will be able to meet its short-term cash flow requirements. However, the outcome of these matters cannot be predicted at this time. The Company's ability to continue as a going concern is dependent upon its ability to renegotiate its financing arrangements or find suitable alternative financing.

        These consolidated financial statements do not give effect to any adjustments which might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Use of estimates

        The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include calculation of reserves for uncollectible accounts, useful lives of long-lived assets and the permanent impairment, if any, in the book value of long-lived assets.

Cash and cash equivalents

        Cash and cash equivalents include cash and short-term deposits with original maturities of less than three months. Cash equivalents are carried at cost, which approximates fair value. Realized gains and losses on cash equivalents are included in net income and are immaterial for all periods presented.

Short-term investments

        Short-term investments include highly liquid investments with original maturities greater than three months but less than one year when purchased. Short-term investments are generally held to maturity and are carried at cost, which approximates fair value. Realized gains and losses on short-term investments are included in net income and are immaterial for all periods presented.

Capital assets

        Capital assets are recorded at cost less accumulated depreciation. Depreciation is computed using the following annual rates and methods which are expected to depreciate the cost of the capital assets over their estimated useful lives:

Furniture and fixtures	20% declining balance
Computer equipment	straight-line over 3 years
Software	straight-line over 2 years
Leasehold improvements	straight-line over the remaining term of the lease

Deferred charges

        The costs of implementing certain subscription type contracts are deferred. These costs are amortized to the statements of loss over the minimum term of the contract, a period not exceeding five years. The amortization is charged to cost of sales.

        Costs relating to the implementation of application service provision contracts are expensed as incurred.

        Deferred financing charges consist of financing fees which were incurred in connection with the subordinated debentures and other financing arrangements. The financing fees are amortized on a straight-line basis over the term of the credit arrangement.

        Deferred charges in excess of expected cash flows from operations are considered to be impaired and are written down to fair value. Any difference would be recorded as an impairment adjustment.

Goodwill and intellectual property

        Goodwill represents the excess of the purchase price over the fair value of net assets acquired, and is being amortized on a straight-line basis over three years.

        Intellectual property is recorded at the date of acquisition of the related operating companies at their estimated fair values. Amortization is provided for intellectual property on a straight-line basis over its estimated useful life of two years.

        On an ongoing basis, management reviews the valuation and amortization of goodwill and intellectual property, taking into consideration any events and circumstances which might have impaired the fair value. Goodwill is written down to fair value when declines in value are considered to be other than temporary. Intellectual property is written down to the amount of undiscounted future cash flows.

Long-term investment

        The Company accounts for the long-term investment in which it has significant influence on the equity basis. Management reviews the carrying amount of the long-term investment whenever events or changes in circumstance may result in an impairment in value that is considered to be other than temporary.

Long-term obligations

        Leases are classified as either capital or operating. Those leases which transfer substantially all the benefits and risks of ownership of property to the Company are accounted for as capital leases. The capitalized lease obligations are included in long-term obligations and reflect the present value of future lease payments, discounted at an appropriate interest rate.

Revenue recognition

        Revenue from the sale of product and licences is recognized on delivery of the software when collection is probable and there is evidence of an arrangement and customer acceptance has been received. Custom development software is accounted on a percentage of completion basis as described under "professional services" disclosure.

        Subscription fees relate to monthly subscriptions and the revenue is recognized over the term of the agreements.

        Professional services revenue is recognized on a percentage-of-completion basis determined by best available management estimates. When the current estimated costs to complete indicate losses, such losses are recognized immediately for accounting purposes. If the revenue recorded under this method is in excess of the amounts billed the amounts are classified as unbilled receivables. If the revenue billed is in excess of revenue earned and work-in-process the amounts are classified as unearned revenue.

        Revenue from equipment and software maintenance agreements is recognized over the term of the agreements.

        Revenue from equipment sales is recognized upon delivery, provided there is evidence of customer acceptance and collection is probable.

Income taxes

        During fiscal 2001, the Company adopted on a cumulative retroactive basis the liability method of accounting for income taxes. Under this method the tax effect of temporary differences between the carrying amount of assets and liabilities in the financial statements and their carrying amount for income tax purposes is provided for. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the current year or successive periods. Future income tax liabilities or income tax recoveries are recorded at the income tax rates which are expected to apply when the future tax asset or liability is realized or settled. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

        Previously, the Company followed the deferral method of accounting for income taxes, which relates the provision for income taxes to the accounting income for the year. Using this method, a provision is made for the deferred income taxes applicable to timing differences arising between taxable income and income reported in the financial statements. No adjustment to deficit was required as a result of the adoption of the new standard.

Investment tax credits

        Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. The Company accounts for investment tax credits using the cost reduction method.

Research and development costs

        Research costs are expensed in the year incurred. Development costs are expensed in the year incurred unless a development project meets generally accepted accounting criteria for deferral and amortization. No development costs have been deferred to date.

Foreign exchange translation

        The Company's subsidiaries are considered to be integrated operations. Accordingly, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at year end while other consolidated balance sheet items are translated at historic rates. Revenue and expenses are translated at the rates of exchange in effect on the transaction dates. Realized and unrealized foreign exchange gains and losses are included in income in the year in which they occur, except when they arise from translation of non-current monetary items. Such gains and losses are deferred and amortized to income on a straight-line basis over the remaining life of the underlying non-current monetary item.

Stock-based compensation plan

        The Company has a stock-based compensation plan, which is described in note 14. No compensation expense is recognized for this plan when stock options are issued to employees. Any consideration paid by employees on exercise of stock options is credited to share capital.

Earnings per share

        Earnings per share are calculated based on net income attributable to common shareholders. Basic earnings per share are calculated using the weighted average number of common shares outstanding during the year. The computation of diluted earnings per share assumes the basic weighted average number of common shares outstanding during the year is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of warrants and stock options is determined using the treasury method. The dilutive effect of convertible securities is determined using the "if-converted" method. During fiscal 2001, the Company adopted The Canadian Institute of Chartered Accountants' ["CICA"] Handbook section 3500 on earnings per share. The adoption of this standard has no impact on the amounts disclosed in these consolidated financial statements.

3.    ACQUISITIONS

2001 Acquisition

        On February 23, 2001, the Company acquired 100% of the issued and outstanding common shares of Redeye Inc. ["Redeye"] for $1,000,000. Redeye is a software development and consulting firm specializing in market data middleware for Internet and wireless delivery. The purchase price was settled through the issuance of 191,388 common shares of Spectra and $200,000 in cash consideration. The acquisition was accounted for using the purchase method, and the results of operations were included in these consolidated financial statements from the date of acquisition. The purchase price was allocated to the following assets acquired based on their estimated fair market value:

$
Intellectual property	760
Goodwill	240

1,000

        Additional consideration will be paid based on the level of revenue generated for the acquired intellectual property and contracts for the 12 months ending February 28, 2002 and 2003. This additional consideration will be settled in the form of an additional 406,699 common shares which have been issued into escrow.

        On August 31, 2001, the Company amalgamated with Redeye.

2000 Acquisition

        On October 13, 1999, the Company acquired 100% of the issued and outstanding common shares of UpTick Technologies Inc. ["UpTick"] for $2,757,000 including acquisition costs of $452,000. UpTick is a software development and consulting firm specializing in the brokerage and financial industries. The purchase price was settled through the issuance of 1,257,456 common shares of Spectra. The acquisition was accounted for using the purchase price method, and the results of operations were included in these consolidated financial statements from the date of acquisition. The purchase price was allocated to the net identifiable assets acquired based on their estimated fair market values as follows:

$
Current assets	271
Capital assets	235
Goodwill	3,791
Intellectual property	3,993
Current liabilities	(5,533)

2,757

        During July 2000, UpTick was legally amalgamated with Spectra US.

4.    SHORT-TERM INVESTMENTS

        Short-term investments held at August 31, 2001 and 2000 are under certain restrictions.

        The Company has pledged an amount of $1,235,000 [2000—$1,376,000]in order to issue letters of credit relating to the acquisition and leasing of computer equipment. The short-term investments consist of treasury bills and deposits. These instruments earn interest at rates between 3% and 4%.

5.    INCOME TAXES

        As at August 31, 2001, the Company has non-capital loss carryforwards of approximately $18,690,000, of which approximately $6,110,000 relates to Canadian operations and approximately $12,580,000 relates to the non-capital losses from the Company's wholly-owned subsidiaries. These non-capital losses are available to reduce future years' income for tax purposes; the non-capital losses begin to expire in fiscal 2006.

        The Company also has available research and development expenditures of approximately $7,901,000 for income tax purposes, which may be carried forward indefinitely to reduce future years' federal and Ontario taxable income. In the current year, the Company recorded $59,000 [2000—$900,000]as a reduction in research and development expenses relating to investment tax credits received during the year.

        In the current year, the Company was eligible for provincial refundable and federal non-refundable investment tax credits on its qualifying current and capital scientific research and experimental development expenditures. These non-refundable investment tax credits of approximately $1,790,000 are available to reduce future years' income taxes payable. These non-refundable tax credits have begun to expire and will continue to expire in the year 2001.

        Future income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's future tax assets and liabilities as at August 31, 2001 are as follows:

$
Capital assets	771
Non-capital loss carryforward benefit	9,054
Undeducted Scientific Research and Development pool	3,323
Investment tax credits	1,238

Other	455

Gross future income tax assets	14,841

Intellectual property	(78)

Gross future income tax liabilities	(78)

Net future income tax asset	14,763
Valuation allowance for future income tax asset	(14,763)

—

        Due to the uncertainty surrounding realization of the future income tax assets in future income tax returns, the Company has a 100% valuation allowance against its future income tax assets.

6.    CAPITAL ASSETS

        Capital assets consist of the following:

	2001		2000
	Cost $	Accumulated depreciation $	Cost $	Accumulated depreciation $
Furniture and fixtures	951	794	662	398
Furniture and fixtures under capital lease	127	22	230	124
Computer equipment	1,650	1,273	2,413	2,011
Computer equipment under capital lease	191	95	84	78
Software	1,554	1,468	1,839	1,572
Software under capital lease	253	253	253	127
Leasehold improvements	1,143	1,143	984	874

	5,869	5,048	6,465	5,184
Less accumulated depreciation	5,048		5,184

Net book value	821		1,281

        Depreciation expense charged to the consolidated statements of loss in relation to capital assets for the years ended August 31, 2001 and 2000 amounted to $1,199,000 and $1,295,000, respectively.

7.    GOODWILL AND INTELLECTUAL PROPERTY

        Goodwill and intellectual property consist of the following:

	Goodwill $	Intellectual property $	Total $
Acquisition of UpTick	3,791	3,993	7,784
Amortization	(1,042)	(1,748)	(2,790)

Balance at August 31, 2000	2,749	2,245	4,994

Acquisition of Redeye	240	760	1,000
Amortization	(704)	(1,209)	(1,913)
Write-down	(2,285)	(1,611)	(3,896)

Balance at August 31, 2001	—	185	185

        As a result of lower than expected results from the acquisition of UpTick, the Company re-evaluated the carrying value of intangibles that arose from this acquisition. After reviewing the expected undiscounted cash flows of the related business unit over the remaining amortization period, the carrying value of goodwill and intellectual property amounting to $3,281,000 was written off.

        As at August 31, 2001, as a result of lower than expected results from the acquisition of Redeye, the Company re-evaluated the carrying value of intangibles that arose from this acquisition. After reviewing the expected discounted cash flows of the related business unit and the current state of the financial markets, the carrying value of the goodwill and intellectual property amounting to approximately $800,000 was written down to $185,000.

        Amortization expense charged to the consolidated statements of loss in relation to goodwill and intellectual property for the years ended August 31, 2001 and 2000 amounted to $1,913,000 and $2,790,000, respectively.

8.    DEFERRED CHARGES

        Deferred charges consist of the following:

	2001		2000
	Cost $	Accumulated amortization $	Cost $	Accumulated amortization $
Costs of implementing subscription type contracts	833	746	833	606
Financing charges	776	547	497	451

	1,609	1,293	1,330	1,057
Less accumulated amortization	1,293		1,057

	316		273

        Amortization expense charged to the consolidated statements of loss in relation to deferred financing charges for the years ended August 31, 2001 and 2000 amounted to $69,000 and $267,000, respectively.

        Amortization expense charged to the consolidated statements of loss in relation to the deferred costs of implementing subscription type contracts for the years ended August 31, 2001 and 2000 amounted to $140,000 and $405,000, respectively. These amounts are charged to cost of sales in the consolidated statements of loss.

9.    LONG-TERM INVESTMENT

        The Company holds a 20% equity interest in Croesus Finansoft [formerly Unigiciel Inc.], a Quebec-based developer of retail portfolio software. The investment is accounted for on the equity basis as follows:

	2001 $	2000 $
Investment, at cost	445	445

Equity income from date of acquisition to the beginning of the year	375	268
Equity income (loss) for the year	(52)	107

Equity income since acquisition	323	375

Dividends from date of acquisition to the beginning of the year	(240)	(150)

Dividends received	—	(90)

Dividends received since acquisition	(240)	(240)
Write-off of investment during the year	(528)	—

	—	580

        As part of the investment in Croesus Finansoft during 1998, the Company was granted exclusive marketing rights in the United States for ten years, as well as certain non-exclusive rights in other jurisdictions.

        During the year, as a result of a downturn in the U.S. financial market and economy and the lower than expected results, management evaluated the carrying value of the equity investment in Croesus Finansoft. After reviewing the expected returns from the equity investment the carrying value of the investment, amounting to $528,000, was written off.

10.  LONG-TERM OBLIGATIONS

	2001 $	2000 $
2001	—	323
2002	159	98
2003	99	50
2004	—	42

Total minimum lease payments	258	513
Less amount representing interest at rates from 8.5% to 13.5%	17	56

Balance of obligations	241	457
Less current portion of long-term obligations	190	296

	51	161

11.  DEBENTURES

        Debentures consist of the following:

	2001 $	2000 $
8% Subordinated Debenture, issued April 11, 1997	4,169	4,057
6% Subordinated Debenture A, issued December 23, 1998	2,906	2,775
6% Subordinated Debenture B, issued December 23, 1998	1,937	1,850
Series A Secured Debenture, issued June 29, 2001	1,955	—
Series B Secured Debenture, issued June 29, 2001	2,933	—
Series C Secured Debenture, issued June 29, 2001	361	—

	14,261	8,682
Less
Short-term debentures	5,199	—
Current portion of long-term debentures	9,062	—

Long-term debentures	—	8,682

        The principal of the 8% Subordinated Debenture is either repayable on April 11, 2002 or, at the Company's option, during the term. The 6% Subordinated Debentures are repayable either on April 11, 2002 or, at the Company's option, anytime after January 31, 2001. The debentures are collateralized by a general security agreement and a floating charge on all other assets and are subordinated to any bank debt of the Company.

        The 8% Subordinated Debenture has a warrant attached to purchase 4,402,337 fully paid and non-assessable common shares. The warrant is exercisable up to a maximum price of $0.9653 per common share depending on the valuation of the Company at the time of exercising.

        The 6% Subordinated Debenture A has a warrant attached to purchase 2,297,367 fully paid and non-assessable common shares and the exercise price is $1.3058 per common share.

        The 6% Subordinated Debenture B has a warrant attached to purchase 1,358,050 fully paid and non-assessable common shares and the exercise price is $1.4727 per common share.

        All common share purchase warrants for the 8% and 6% Subordinated Debentures are exercisable and expire on the earliest of April 11, 2002 or when certain future conditions exist relating to changes in ownership of the Company. If the debenture holder exercises its warrants, other shareholders will be proportionately diluted.

        Under the terms of the May 5, 2000 Shareholders Agreement, if the debenture holder exercises its right to purchase common shares under any of these warrants, at any time after April 11, 2002 it may require the Company to purchase all, but not less than all, of the shares so acquired at the fair market value of the shares. The Company may elect to purchase all the shares immediately or purchase one-third immediately and one-third one and two years thereafter.

        The 12% Series A, B and C Secured Debentures are repayable either on February 8, 2002 or at the Company's option during the term. The interest rate increases to 15% effective December 29, 2001 for the remainder of the term.

        The 12% Series A, B and C Secured Debentures have warrants attached to purchase up to 33 1/3% of the principal amount at an exercise price to be determined based on the price at the next equity financing.

        In accordance with the CICA recommendations, a portion of the convertible Subordinated Debenture and convertible Secured Debentures have been allocated to equity as the debentures contain both a liability and an equity element. The Company has calculated the liability component of the debentures as the present value of the interest payments and repayment of the principal amount discounted at a rate estimated to be equivalent to a similar debt with no equity element attached. The net proceeds received from the issuance of the debentures, less the liability component, have been classified as equity. The effective interest rate for the liability component is 11% for the Subordinated Debentures and 18% for the Secured Debentures. The difference between the allocated amount and the face amount of the debenture is then amortized as interest expense.

12.  RESTRUCTURING CHARGE

        As at March 31, 2001, the Company evaluated the current trend for technology solutions within the wealth management industry. Based upon the evaluation and the continued slump in the North American economy, management developed a restructuring plan. During the year, the Company made provision for restructuring costs amounting to approximately $2,906,000. The provision for restructuring costs represents employee severance costs and relocation packages of $2,132,000, costs of restructuring facilities of $574,000, and other restructuring costs of $200,000. During the year, the Company utilized $2,191,000 of this provision. As at August 31, 2001, the balance of the restructuring provision amounting to $715,000 is included in accounts payable and accrued liabilities. This balance is expected to be settled within six months and represents $580,000 in employee severance costs and $135,000 in costs of restructuring facilities.

13.  SHARE CAPITAL AND SPECIAL WARRANTS

Share capital

        Changes in share capital consist of the following [both number of shares and monetary amounts are shown in thousands]:

	Common shares		Preferred shares		Special warrants
	#	$	#	$	#	$
Balance at September 1, 1999	11,317	3,887	—	—	—	—
Issued as consideration for acquisition [note 3]	1,257	2,305	—	—	—	—
Issue of May Special Warrants	—	—	—	—	5,412	20,849
Issue of August Special Warrants	—	—	—	—	1,799	7,110
Redemption of common shares	(5)	(2)	—	—	—	—

	12,569	6,190	—	—	7,211	27,959
Employee share purchase loans	—	(188)	—	—	—	—

Balance at August 31, 2000	12,569	6,002	—	—	7,211	27,959
Balance at September 1, 2000	12,569	6,190	—	—	7,211	27,959
Conversion of special warrants	329	1,276	6,882	26,683	(7,211)	(27, 959)
Issued as consideration for acquisition [note 3]	191	800	—	—	—	—
Issued in respect of Bonus Share Purchase Plan	128	—	—	—	—	—
Redemption of common shares, net	(24)	180	—	—	—	—

	13,193	8,446	6,882	26,683	—	—
Employee share purchase loans	—	(141)	—	—	—	—

Balance at August 31, 2001	13,193	8,305	6,882	26,683	—	—

Common shares

        The authorized number of common shares is unlimited. Each common share is entitled to one vote.

        In addition, there are 235,000 contingent common shares, priced at $0.01, that are to be issued to an employee depending on that individual achieving future performance goals. These contingent common shares are not included in the amounts shown in the above table.

Preferred shares

        The authorized number of preferred shares is unlimited, issuable in series. Each preferred share is entitled to one vote and has a non-cumulative dividend.

        The preferred shares shall be entitled to a preference over the common shares of the Company with respect to priority in payments of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

        The preferred shares will automatically be converted into common shares on a fixed exchange rate if at any time the Company receives an offer to acquire all the outstanding common shares of the Company and the offer is approved by holders of not less than two-third of the outstanding common shares.

Special warrants

        On May 25, 2000, the Company issued 5,412,740 special warrants ["May Special Warrants"] at a price of U.S. $2.78 per May Special Warrant for net proceeds of $20,849,000, after issuance costs of approximately $1,422,000. Each May Special Warrant entitles its holder to receive, upon exercise and without additional payment, one common share, pending meeting certain criteria by the Company including the issuance of a receipt by the appropriate securities commission for a final prospectus qualifying the distribution of the units upon the exercise of special warrants.

        Pursuant to the terms of the transaction, the Company granted to the Agents 510,787 non-assignable agent options ["Agent Options"], exercisable without payment of any additional consideration, to acquire 510,787 warrants ["Agent Warrants"]. Each Agent Warrant entitles its holder to purchase one common share at an exercise price of U.S. $5.13 and is exercisable at any time until the first anniversary of the closing date of an initial public offering of the Company's securities.

        On August 31, 2000, the Company issued, via a private placement, 1,798,561 special warrants ["August Special Warranst"] at a price of U.S. $2.78 per August Special Warrant for net proceeds of approximately $7,110,000, after issuance costs of approximately $250,000. Each August Special Warrant entitles the holder thereof to acquire, for no additional consideration, one preferred share.

        In connection with the issue of the August Special Warrants, the Company agreed that holders of more than 36,000 of the May Special Warrants would be entitled to exercise such May Special Warrants into August Special Warrants. On October 18, 2000, the Company formally extended an offer to allow holders of more than 36,000 May Special Warrants to convert their May Special Warrants on a one-for-one basis into August Special Warrants. Holders of 5,083,423 May Special Warrants accepted the offer, and thereby surrendered their certificates for May Special Warrants in exchange for certificates representing an equal number of August Special Warrants.

        On December 15, 2000, the Company filed a prospectus qualifying the May Special Warrants and the August Special Warrants. Accordingly, 329,317 common shares were issued upon exercise of the May Special Warrants and 6,881,984 series A convertible preferred shares were issued upon exercise of the August Special Warrants.

Employee share purchase loans

        Employee share purchase loans relate to interest bearing loans to employees to acquire common shares of the Company. The loans bear effective interest rates of approximately 6% and are either due on demand or repayable by August 31, 2002. All share purchase loans have been presented as a reduction in share capital.

Bonus share purchase plan

        Under the Company's Bonus Share Purchase Plan employees may elect to receive any portion of the annual bonus or sales commission payable to them in the form of common shares and options. Compensation expense includes only that portion of the annual bonus and sales commission expense related to employees electing cash payments and for employees who have not yet notified the Company as to their election. During the year, 127,685 common shares and 60,828 options were issued under the plan.

Net loss per common share

        Net loss per common share has been calculated on the basis of net loss for the year divided by the weighted average number of common shares outstanding during each year. Diluted earnings per share excludes all preferred shares, Subordinated Debentures, Secured Debentures, special warrants and options because they are anti-dilutive.

14.    STOCK-BASED COMPENSATION PLAN

        On December 23, 1998, the Company established a stock option plan [the "1998 Plan"]. Under the 1998 Plan, non-transferable options to purchase common shares may be granted to key employees and directors of the Company and its affiliates. The Plan is administered by the Compensation Committee of the Board of Directors.

        On February 16, 2001, the Company established a new stock option plan [the "2001 Plan"]. Under the 2001 Plan, non-transferable options to purchase common shares may be granted to key employees and directors of the Company and its affiliates. The Plan is administered by the Compensation Committee of the Board of Directors.

        The maximum number of common shares which may be reserved for issuance under the Company's Plans will not exceed 20% of the common and preferred shares issued and outstanding. The exercise price of any option to be granted under the Plans is to be determined by the Board of Directors of the Company but shall not be less than the fair market value of the common shares on the day of grant. Options granted under the Plans expire immediately after their fifth anniversary.

        Options under the 1998 Plan may only be exercised during the 30-day period after the Company has given notice to the option holders of the occurrence of the Company entering into a commitment to complete an initial public offering or the shareholders of the Company entering into a commitment to complete a transaction whereby the assets of the Company are sold or the majority of the voting stock is sold.

        Options under the 2001 Plan vest over three years from the date of grant.

        The following table summarize the option activity for all of the Company's share option plans in aggregate for the years ended:

	2001		2000
	Number of options #	Weighted average exercise price $	Number of options #	Weighted average exercise price $
Outstanding, beginning of year	2,897	1.36	623	1.36
Granted	1,189	3.48	2,274	1.36
Cancelled	(667)	2.35	—	—

Outstanding, end of year	3,419	1.88	2,897	1.36

        The following table summarizes information about options outstanding at August 31, 2001:

	Options outstanding
Exercise prices $	Number of options #	Weighted average remaining life [years]
1.36	2,796	3.32
4.18	623	4.58

	3,419	3.57

        In addition, there are 115,000 contingent options, exercisable at $1.36, which are based on future performance goals being met. These contingent options are not included in the amounts shown in the above table.

15.    RELATED PARTY TRANSACTIONS

        Effective October 31, 2000, the Company made loans to management personnel in the amount of $1,000,000, which will become due on August 31, 2002 or become payable upon demand at the discretion of the Board of Directors. During the year, $330,000 of the loans have been repaid, leaving a balance of $670,000 outstanding. The loans are non-interest bearing. The outstanding loans have been recorded as amounts due from related parties in the consolidated financial statements.

        During the year, the Company recognized revenue amounting to approximately $700,000 in relation to contracts with a shareholder of the Company.

        Accounts payable and accrued liabilities include amounts due to Croesus Finansoft, a related party, at August 31, 2001 and 2000 amounting to $254,000 and $922,000, respectively.

        During the year ended August 31, 2001, the Company paid licence, maintenance and professional service fees of approximately $1,054,000 [2000—$2,196,000] to Croesus Finansoft.

16.    COMMITMENTS

        The Company is required to make future minimum annual lease payments under the terms of operating leases for capital assets as follows:

$
2002	2,089
2003	1,024
2004	771
2005	441
2006	10

4,335

17.    FINANCIAL INSTRUMENTS

Fair values

        The fair market values of the Company's current assets and liabilities approximate their carrying values due to their short-term nature. The fair market values of the debentures are considered to approximate their carrying values based on current market conditions.

Credit risk

        The Company sells its products and services to entities in the financial services sector. Of the Company's accounts receivable, 47% [2000 - 59%] is due from three customers [2000—five customers]. The unbilled receivables consist of 100% [2000 - 86%] due from two customers [2000—two customers]. The Company's exposure to credit risk associated with non-payment by these customers is affected by conditions or occurrences within the financial services industry. The Company's customers consist entirely of substantial U.S., Canadian and Australian financial institutions.

        The Company's cash and short-term investments are deposited with highly rated financial institutions.

Foreign currency rate risk

        The Company is exposed to foreign currency fluctuations to the extent that sales and purchases are denominated in foreign currencies.

        The Company has the following percentage of their assets and liabilities denominated in foreign currencies:

	2001%	2000%
Cash and cash equivalents	28	29
Short-term investments	10	89
Accounts receivable	17	34
Unbilled receivables	—	61
Accounts payable and accrued liabilities	20	53

        These amounts are mainly denominated in U.S. dollars.

        The Company is exposed to foreign exchange rate risks with respect to these amounts. The Company currently does not use financial instruments to hedge these risks.

18.    SEGMENTED INFORMATION

        The Company carries on business as one single reportable segment, being software products and services for the wealth management industry, and earns 100% of its revenue from external customers. The Company allocates sales on a geographic basis based upon the location of the customer. Information concerning the Company's revenue on a geographical basis is as follows:

	2001 $	2000 $
Canada	15,715	9,199
United States	3,322	17,993
Australia	981	625

	20,018	27,817

        Information concerning the Company's capital assets, goodwill and intellectual property on a geographic basis is as follows:

	Capital assets		Goodwill and intellectual property
	2001 $	2000 $	2001 $	2000 $
Canada	581	933	185	—
United States	199	348	—	4,994
Australia	41	—	—	—

	821	1,281	185	4,994

Major customers

        The number of customers who individually account for a significant portion of the Company's revenue in each year and the approximate sales to each of these customers in the specified years were as follows:

	No. of customers	Revenue
Fiscal year ended
August 31, 2001	2	$6,356; $4,195
August 31, 2000	2	$11,215; $3,703

19.    CONSOLIDATED STATEMENTS OF CASH FLOWS

[a] Net change in non-cash operating activities

	2001 $	2000 $
Decrease (increase) in accounts receivable	4,168	(2,104)
Decrease (increase) in unbilled receivables	3,919	(4,271)
Decrease (increase) in prepaid expenses	62	(437)
Increase in amounts due from related parties	(670)	—
Decrease in investment tax credit receivable	462	—
Increase (decrease) in accounts payable and accrued liabilities	(6,864)	2,816
Increase (decrease) in unearned revenue	149	(505)

	1,226	(4,501)

[b] Non-cash financing and investing activities

        During the year, the Company acquired Redeye for purchase consideration settled partially in common shares. Therefore, the non-cash portion of the transaction has been excluded from the consolidated statement of cash flows for the year ended August 31, 2001.

        During the year ended August 31, 2000, the Company acquired UpTick for purchase consideration settled in common shares of Spectra. Therefore, this non-cash transaction has been excluded from the consolidated statement of cash flows.

        During the year ended August 31, 2000, the Company acquired capital assets under capital leases amounting to $567,000 and these transactions are considered to be non-cash transactions. Accordingly, they have been excluded from the consolidated statement of cash flows.

20.    COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

        The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2001 consolidated financial statements.

21.    U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        The consolidated financial statements of the Company have been prepared in accordance with Canadian GAAP and differ in certain respects from those prepared under U.S. GAAP.

[a] Description of differences

        The differences as they apply to the Company's consolidated financial statements are as follows:

Subordinated debentures with warrants attached

        Under U.S. GAAP, specifically Accounting Principles Board Opinion ["APB"]No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", no portion of the proceeds from the issuance of debt is attributed to the warrant unless it is detachable. Accordingly, under U.S. GAAP, the proceeds from the issuance of subordinated debentures have been reported entirely as a liability. Under Canadian GAAP, a portion of the proceeds from the issuance of subordinated debentures is attributed to the warrant, and is presented as a separate component in shareholders' equity. The present value of the interest and principal components of the debenture remaining is presented as a liability.

        Under Canadian GAAP, the value assigned to the warrant is treated as a separate element within equity. The debentures are discounted at an effective market rate of interest, which approximates the interest rate on comparable debentures without the warrants, which results in a rate of interest that is higher than the coupon rate. The difference between the face value of the debentures, and the present value of the debentures discounted at the effective market rate, is the value assigned to the warrant. There is no separate valuation of the warrants because they are non-detachable.

[b] Balance sheet adjustments

	2001 $	2000 $
Current Portion of Long Term Debentures
Balance under Canadian GAAP	14,261	—
Accretion of imputed interest	(1,020)	—
Reclassification of equity element to subordinated debentures	1,371	—

Balance under U.S. GAAP	14,612	—

	2001 $	2000 $
Long Term Debentures
Balance under Canadian GAAP	—	8,682
Accretion of imputed interest	—	(630)
Reclassification of equity element to subordinated debentures	—	1,198

Balance under U.S. GAAP	—	9,250

	2001 $	2000 $
Shareholders' equity (deficit)
Balance under Canadian GAAP	(7,785)	20,802
Imputed interest expense	1,020	630
Reclassification of equity element to subordinated debenture	(1,371)	(1,198)

Balance under U.S. GAAP	(8,136)	20,234

[c] Components of shareholders' equity

	2001 $	2000 $
Common shares	34,988	6,002
Special Warrants	—	27,959
Deficit	(43,124)	(13,727)

Total shareholders' equity under U.S. GAAP	(8,136)	20,234

[d] Reconciliation of net loss

	2001 $	2000 $
Net loss under Canadian GAAP	(29,502)	(10,342)
U.S. GAAP adjustment
Reversal of imputed interest for subordinated debentures	390	304

Net loss and comprehensive loss under U.S. GAAP	(29,112)	(10,038)

	2001 $	2000 $
Net loss per share under U.S. GAAP
Basic	(2.24)	(0.81)
Diluted	(2.24)	(0.81)

Spectra Securities Software Inc.

Unaudited Consolidated Balance Sheets

(in thousands of Canadian dollars)

As at May 31	2002 $
ASSETS
Current
Cash and cash equivalents	3,250
Short-term investments	766
Accounts receivable	3,407
Unbilled receivables	83
Amounts due from related parties	670
Prepaid expenses	999
Investment tax credits receivable	521

Total Current Assets	9,696

Capital assets, net	560
Goodwill and intellectual property, net (note 3)	191
Deferred charges, net	382

10,829

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities	4,215
Unearned revenue	6,129
Current portion of long-term obligations	49
Current portion of long-term debentures	6,250

Total current liabilities	16,643

Long-term obligations	51

Total liabilities	16,694

Shareholders' deficiency
Share capital
Common shares	8,828
Preferred shares	26,683
Equity element of subordinated debentures	1,371
Deficit	(42,747)

Total shareholders' deficiency	(5,865)

10,829

See accompanying notes

Spectra Securities Software Inc.

Unaudited Consolidated Statements of Income (Loss)

(in thousands of Canadian dollars, except per share data)

	(unaudited) Nine months ended
For the periods ended May 31	2002 $	2001 $
Revenue
Product and licence fees	8,748	4,507
Subscription fees	1,852	1,063
Professional services	4,174	4,177
Equipment and software maintenance	3,407	1,076
Other	298	3,467

	18,479	14,290

Cost of sales
Product and licence fees	581	346
Subscription fees	715	818
Professional services	2,690	2,777
Equipment and software maintenance	1,466	1,021
Other	104	2,479

	5,556	7,441
	12,923	6,849

Expenses
Research and development	5,032	12,882
Sales	2,529	5,202
Marketing	222	2,006
General and administrative	2,806	5,103
Recovery of bad debt	(1,491)	—

	9,098	25,193
	3,825	(18,344)

Depreciation and amortization	837	2,711
Interest expense on debentures	716	539
Imputed interest expense on debentures	351	238
Interest income	(87)	(434)
Restructuring charge	611	2,906
Writedown of goodwill and intellectual property	—	3,311

Net income (loss) for the period	1,397	(27,615)

Deficit, beginning of period	(44,144)	(14,357)
Redemption of common shares	—	(288)

Deficit, end of period	(42,747)	(42,260)

Basic net income (loss) per common share	$0.10	(2.14)
Diluted net income (loss) per common share	$0.04	(2.14)
Basic weighted average number of common shares outstanding	14,030,000	12,922,000
Diluted weighted average number of common shares outstanding (note 3)	32,232,000	12,922,000

See accompanying notes

Spectra Securities Software Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands of Canadian dollars)

	(Unaudited) Nine months ended
For the periods ended May 31	2002 $	2001 $
OPERATING ACTIVITIES
Net income (loss) for the period	1,397	(27,615)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities
Depreciation and amortization	870	2,711
Restructuring charge		1,276
Writedown of goodwill and intellectual property		3,311
Imputed interest expense on subordinated debentures	351	238
Net changes in non-cash operating activities (note 5)	2,919	99

Cash provided by (used in) operating activities	5,537	(19,980)

INVESTING ACTIVITIES
Proceeds from short-term investments	469	8,730
Acquisition of RedEye Inc.	—	(200)
Acquisition of capital assets	(113)	(505)

Cash provided by investing activities	356	8,025

FINANCING ACTIVITIES
Repayments of long-term obligations	(139)	(164)
Repayment of short term debentures	(8,362)	—
Proceeds from sale of common shares	378	341
Payment on redemption of common shares	—	(450)
Payment of deferred charges	(425)	—
Repayment of employee share purchase loans, net	—	125

Cash used in financing activities	(8,548)	(148)

Net increase (decrease) in cash and cash equivalents during the period	(2,655)	(12,103)
Cash and cash equivalents, beginning of period	5,905	14,249

Cash and cash equivalents, end of period	3,250	2,146

Supplemental cash flow information
Interest paid	439	168

See accompanying notes

Spectra Securities Software Inc.

Unaudited Notes to Consolidated Financial Statements

(in thousands of Canadian dollars)

Nine months ended May 31, 2002

        Spectra Securities Software Inc. ("Spectra" or the "Company") is incorporated under the laws of the Province of Ontario. Spectra services the wealth management needs of brokerage, banking and insurance companies through an integrated set of software products and services. Spectra's range of eCommerce offerings supports desktops for full-service brokers, financial planners and investors.

1.    Summary of Significant Accounting Policies

Basis of presentation

        Management has prepared the consolidated financial statements of the Company in accordance with Canadian generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and notes required by Canadian generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto as at August 31, 2001. Accounting policies followed in preparation of the annual financial statements are consistent with those used in preparation of the May 31, 2002 interim consolidated financial statements.

        These consolidated financial statements include the accounts of Spectra and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The consolidated entity shall be referred to herein as the "Company".

        These consolidated financial statements have been prepared on a going concern basis, which presumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future.

        The Company had three debentures amounting to $9,250,000 which were originally due on April 11, 2002. One of the debentures in the amount of $3,000,000 was paid and the other two granted extensions to July 31, 2002. Although these debentures are linked to warrants and are convertible at the holder's option into common shares, they have been classified as current liabilities in these financial statements, resulting in a working capital deficiency of $6,947,000 at May 31, 2002 [working capital deficiency $9,056,000 at August 31, 2001].

        The warrants attached to $5,000,000 of debentures will now mature on July 31, 2002. The warrants attached to $4,250,000 of debentures were converted into 4,402,337 common shares under the terms of the warrant agreement for nominal consideration on April 11, 2002. In return for this deferral, the Company also issued 150,000 warrants at a nominal value for common shares to the debentureholders.

        Although the debentures will continue to be classified as current liabilities, the Company believes that it will successfully re-finance the remaining debentures and as a result will be able to meet its short-term cash flow requirements. However, the outcome of these matters cannot be predicted at this time. The Company's ability to continue as a going concern is dependent upon its ability to renegotiate its financing arrangements or find suitable alternative financing.

        These consolidated financial statements do not give effect to any adjustments which might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

2.    Segmented Information

        The Company carries on business as one single reportable segment, being software products and services for wealth management industry and earns 100% of its revenues from external customers. The Company allocates sales on a geographic basis based upon the location of the customer. Information concerning the Company's revenue on a geographical basis is as follows:

	Nine months ended May 31
	2002 $	2001 $
Canada	13,927	11,416
United States	3,171	2,217
Australia	1,381	657

	18,479	14,290

        Information concerning the Company's capital assets, goodwill and intellectual property on a geographic basis is as follows:

	Capital Assets May 31 2002 $	Goodwill and Intellectual Property May 31 2002 $
Canada	418	191
United States	116	—
International	26	—

	560	191

3.    Consolidated Statements of Cash Flows

Net change in non-cash operating activities for the periods ended May 31

	(Unaudited) Nine Months ended 2002 $	(Unaudited) Nine Months ended 2001 $
Decrease in accounts receivable	(772)	521
Increase in unbilled receivables	292	2,615
Decrease in prepaid expenses	(245)	(322)
Decrease in investment tax credit receivable	(383)	—
Decrease in accounts payable and accrued liabilities	(171)	(3,601)
Increase in unearned revenue	4,198	886

	2,919	99

4.    Subsequent Events

        On May 22, 2002, the Company announced that it had entered into an Agreement with Sanchez Computer Associates Inc. ("Sanchez"). Sanchez provides banking and financial technology software and service solutions. Under the terms of the agreement, Sanchez will acquire all shares of Spectra for approximately $27 million U.S. dollars in cash and common stock. Completion of the transaction, expected to occur in July, is subject to shareholder approval and regulatory approval customary in such transactions.

        Pursuant to the agreement, the shareholders of Spectra have waived and released any and all rights they possessed whether direct or indirect. Furthermore, upon completion of the transaction, the May 5, 2000 Shareholders Agreement shall terminate and shareholders shall cease to have any continuing rights under the Shareholders Agreement.

5.    U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        The consolidated unaudited financial statements of the Company have been prepared in accordance with Canadian GAAP and differ in certain respects from those prepared under U.S. GAAP.

[a] Description of differences

        The differences as they apply to the Company's consolidated financial statements are as follows:

Subordinated debentures with warrants attached

        Under U.S. GAAP, specifically Accounting Principles Board Opinion ["APB"] No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", no portion of the proceeds from the issuance of debt is attributed to the warrant unless it is detachable. Accordingly, under U.S. GAAP, the proceeds from the issuance of subordinated debentures have been reported entirely as a liability. Under Canadian GAAP, a portion of the proceeds from the issuance of subordinated debentures is attributed to the warrant, and is presented as a separate component in shareholder's equity. The present value of the interest and principal components of the debenture remaining is presented as a liability.

        Under Canadian GAAP, the value assigned to the warrant is treated as a separate element within equity. The debentures are discounted at an effective market rate of interest, which approximates the interest rate on comparable debentures without the warrants, which results in a rate of interest that is higher than the coupon rate. The difference between the face value of the debentures, and the present value of the debentures discounted at the effective market rate, is the value assigned to the warrant. There is no separate valuation of the warrants because they are non-detachable.

[b] Balance sheet adjustments

May 31 2002 $
Current Portion of Long Term Debentures
Balance under Canadian GAAP	6,250
Imputed interest expense	(1,371)
Reclassification of equity element to subordinated debentures	1,371

Balance under U.S. GAAP	6,250

May 31 2002 $
Shareholders' deficit
Balance under Canadian GAAP	(5,865)
Removal of accretion of imputed interest on subordinated debenture	1,371
Reclassification of equity element to subordinated debenture	(1,371)

Balance under U.S. GAAP	(5,865)

[c] Components of shareholders' equity

May 31 2002 $
Common shares	35,511
Equity element of subordinated debentures	—
Deficit	(41,376)

Total shareholders' deficit under U.S. GAAP	(5,865)

[d] Reconciliation of net income (loss)

	Nine months ended
For the periods ended May 31	2002 $	2001 $
	(Unaudited)
Net income (loss) before taxes attributable to common shareholders under Canadian GAAP	1,397	(27,615)
U.S. GAAP adjustment
Reversal of imputed interest for subordinated debentures	351	238

Net income (loss) and comprehensive income (loss) under U.S. GAAP	1,748	(27,377)

	Nine months ended
For the periods ended May 31	2002 $	2001 $
	(Unaudited)
Net income (loss) per share using U.S. GAAP
Basic	0.12	(2.14)
Diluted	0.05	(2.14)

7(b) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On July 3, 2002, Sanchez Computer Associates, Inc. ("Sanchez") completed its previously announced acquisition, by way of a plan of arrangement (the "Arrangement"), of all of the outstanding common shares of Spectra Securities Software Inc., a Canadian corporation existing under the Business Corporations Act (Ontario) and its subsidiaries ("Spectra"). Under the terms of the Arrangement, Sanchez acquired all of the common shares of Spectra and Eclipse VII Holdings Inc., an entity the only asset of which was Spectra common shares ("Eclipse"), for approximately $27 million in cash and common stock. Sanchez issued 583,813 shares of its common stock and used approximately $24 million of its own cash reserves to complete the transactions. Pursuant to the Arrangement, each holder of Spectra common shares and Eclipse common shares (to the extent of the Spectra common shares owned by Eclipse) received, in cash or cash and Sanchez common stock, an amount equal to approximately CN $1.46 per Spectra common share, subject to certain holdback amounts and applicable withholding taxes.

        The following presents certain unaudited pro forma condensed consolidated financial information of Sanchez as of June 30, 2002 and for the six months then ended and for the year ended December 31, 2001. The unaudited pro forma condensed consolidated balance sheet was prepared as if the acquisition took place on June 30, 2002 and the unaudited pro forma condensed consolidated statements of operations were prepared as if the acquisition took place on January 1, 2001. The financial statements give pro forma effect to (i) cash and stock used to fund the acquisition, and (ii) preliminary allocation of the purchase price based upon fair value of the assets acquired and liabilities assumed.

        The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent Sanchez's results of operations or financial position that would have resulted had the transactions been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. Management does not expect such adjustments to be material.

        The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Sanchez contained in its 2001 Annual Report and the historical financial statements of Spectra contained herein.

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2002
(amounts in thousands of U.S. dollars)
(unaudited)

	Sanchez (1)	Spectra (2)	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	$42,184	$2,618	$(24,054	)(3)	$20,748
Receivables, net	22,250	2,657	—		24,907
Contracts in process	1,977	54	—		2,031
Recoverable income taxes	1,265	340	—		1,605
Deferred income taxes	4,683	—	—		4,683
Prepaid and other current assets	4,551	651	—		5,202
Deferred product and service expense	13,394	—	—		13,394

Total current assets	90,304	6,320	(24,054)		72,570

Net property and equipment	6,154	365	—		6,519

Deferred product and service expense	6,783	237	—		7,020
Deferred income taxes	801	—	—	(4)	801
Intangible assets	—	30	9,197	(5)	9,227
Goodwill	899	95	17,933	(6)	18,927
Other non-current assets	3,364	12	—		3,376

Total assets	$108,305	$7,059	$3,076		$118,440

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$11,150	$2,779	$400	(7)	$14,329
Deferred product and service revenue	18,084	—	—		18,084
Deferred revenue	9,096	3,995	—		13,091
Current portion of long term debt	—	4,074	(4,074	)(8)	—

Total current liabilities	38,330	10,848	(3,674)		45,504
Deferred product and service revenue	9,065	—	—		9,065
Other	—	33	—		33

Total liabilities	47,395	10,881	(3,674)		54,602

SHAREHOLDERS' EQUITY
Common Stock and additional paid in capital	45,762	23,146	(20,218	)(9)	48,690
Retained earnings/(accumulated deficit)	15,148	(26,968)	26,968	(10)	15,148

Total shareholders' equity/(deficit)	60,910	(3,822)	6,750		63,838

Total liabilities and shareholders' equity	$108,305	$7,059	$3,076		$118,440

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
for the Six Months Ended June 30, 2002
(in thousands of U.S. dollars, except for per share amounts)
(unaudited)

	Sanchez (11)	Spectra (12)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Products	$6,497	$4,677	$—		$11,174
Services	14,870	1,797	—		16,667
Processing fees	9,433	111	—		9,544
Software maintenance and other	10,858	1,574	—		12,432

Total revenues	41,658	8,159	—		49,817

Operating expenses
Product development	6,894	2,558	41	(13)	9,493
Product support	2,514	597	—		3,111
Services	9,405	1,148	—		10,553
Processing fees	8,148	338	—		8,486
Sales and marketing	6,362	1,203	331	(14)	7,896
General and administrative	8,410	1,789	92	(15)	10,291

Total operating expenses	41,733	7,633	464		49,830

Earnings (loss) from operations	(75)	526	(464)		(13)
Interest income/(expense), net	742	(230)	(68	)(16)	444

Earnings (loss) before income taxes	667	296	(532)		431
Income tax provision	220	—	—	(17)	220

Net earnings	$447	$296	$(532)		$211

Basic earnings per average common share	$0.02				$0.01
Diluted earnings per average common share	$0.02				$0.01
Weighted-average common shares outstanding	26,003		584	(18)	26,587
Weighed-average common and dilutive shares outstanding	26,146		584	(18)	26,730

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2001
(in thousands of U.S. dollars except for per share amounts)
(unaudited)

	Sanchez (19)	Spectra (20)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Products	$23,958	$6,354	$—		$30,312
Services	33,928	3,341	—		37,269
Processing fees	14,883	137	—		15,020
Software maintenance and other	16,014	3,949	—		19,963

Total revenues	88,783	13,781	—		102,564

Operating expenses
Product development	17,194	8,801	(394	)(21)	25,601
Product support	5,043	1,975	—		7,018
Services	25,153	2,338	—		27,491
Processing fees	13,573	625	—		14,198
Sales and marketing	14,403	4,308	677	(22)	19,388
General and administrative	9,667	5,819	55	(23)	15,541
Write down of goodwill and intangibles	—	2,523	(2,523	)(24)	—

Total operating expenses	85,033	26,389	(2,185)		109,237

Earnings (loss) from operations	3,750	(12,608)	2,185		(6,673)
Interest income/(expense), net	1,809	(459)	(664	)(25)	686

Earnings (loss) before income taxes	5,559	(13,067)	1,521		(5,987)
Income tax provision	1,680	—	—	(17)	1,680

Net earnings (loss)	3,879	(13,067)	1,521		(7,667)

Basic earnings (loss) per average common share	$0.15				$(0.29)
Diluted earnings (loss) per average common share	$0.15				$(0.29)
Weighted-average common shares outstanding	25,707		584	(18)	26,291
Weighted-average common and dilutive shares outstanding	26,324				26,291

Sanchez Computer Associates, Inc. and Subsidiaries
Notes to pro forma condensed consolidated balance sheet as of and for the six months ended June 30, 2002 and the year ended December 31, 2001
(in U.S. dollars)
(unaudited)

        On July 3, 2002, Sanchez Computer Associates, Inc. ("Sanchez") completed its previously announced acquisition, by way of a plan of arrangement (the "Arrangement"), of all of the outstanding common shares of Spectra Securities Software Inc., a Canadian corporation existing under the Business Corporations Act (Ontario) and it's subsidiaries ("Spectra"). Under the terms of the Arrangement, Sanchez acquired all of the common shares of Spectra and Eclipse VII Holdings Inc., an entity the only asset of which was Spectra common shares ("Eclipse"), for approximately $27 million in cash and common stock. Differences between the actual value of consideration issued to acquire Spectra and pro forma amounts relate to exchange rate differences and actual amount of long term debt at closing.

        Sanchez issued 583,813 shares of its common stock and used approximately $24 million of its own cash reserves to complete the transactions. Pursuant to the Arrangement, each holder of Spectra common shares and Eclipse common shares (to the extent of the Spectra common shares owned by Eclipse) received, in cash or cash and Sanchez common stock, an amount equal to approximately CN $1.46 per Spectra common share, subject to certain holdback amounts and applicable withholding taxes.

        The acquisition will be accounted for in accordance with the purchase method. Based on an evaluation of the net tangible and intangible assets acquired, Sanchez has allocated the total cost of the acquisition of Spectra as follows (amounts in thousands):

Purchase price	$22,908
Estimated transaction costs	400

Total consideration	$23,308

		Estimated Lives in years
Net tangible assets	$127	N/A
Long term debt	(4,074)	N/A
Intellectual property	2,035	10
Customer relationships	6,813	10
Non-competes	194	2
Below market leases	185	2
Goodwill	18,028	N/A

	$23,308

        The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. Management does not expect any adjustments to be material.

        The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

        The consolidated financial statements of Spectra contained herein have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP). Spectra prepared its consolidated financial statements in Canadian dollars. A reconciliation of Spectra from the Canadian GAAP consolidated financial statements in Canadian dollars of Spectra to U.S. GAAP consolidated financial statements reported in U.S. dollars is contained in footnote 26 herein.

        The condensed consolidated financial statements of Sanchez are derived from the Company's Form 10-Q for the quarter ended June 30, 2002 and the Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

        The unaudited pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the acquisition as if it had been consummated at June 30, 2002 and to reflect the allocation of the purchase price to the fair value of tangible assets acquired and liabilities assumed. Adjustments included in the pro forma condensed consolidated balance sheet are summarized as follows (in thousands):

(1)	Represents the Company's historical balance sheet at June 30, 2002
(2)	Represents the historical consolidated balance sheet for Spectra at May 31, 2002 Conformed to U.S. GAAP (see note 26).	$19,980
	Debt paid off at close	4,074

(3)	Recognition of cash paid for Spectra	$(24,054)

(4)	Following the acquisition, Sanchez will not reverse the valuation allowance against 100% of Spectra's net deferred tax asset. If any of this net deferred tax asset is recognized in the future, goodwill will be adjusted.
(5)	Elimination Spectra intangibles	$(30)
	Recognition of identifiable intangibles related to acquisition of Spectra	9,227

		$9,197

(6)	Elimination of Spectra goodwill	$(95)
	Recognition of goodwill related to acquisition of Spectra	18,028

		$17,933

(7)	Accrue estimated transaction costs directly related to acquisition of Spectra	$400

(8)	Elimination of Spectra debt paid off at the consumation of the Spectra acquisition	$4,074

(9)	Elimination of Spectra capital stock	$(23,146)
	Recognize Sanchez stock paid for Spectra	2,928

		$20,218

(10)	Elimination of Spectra accumulated deficit	$26,968

The unaudited pro forma statements of operations give effect to the acquisition as if it had been consummated as of January 1, 2001. The adjustments which follow are those which are required by Article 11 of regulation S-X (in thousands).
(11)	Represents Sanchez historical statement of operations for the six months ended June 30, 2002
(12)	Represents Spectra's historical statement of operations for the six months ended May 31, 2002 conformed to US GAAP (see note 25)
(13)	Eliminate Spectra amortization of identifiable intellectual property	$(58)
	Recognition of amortization of intellectual property from the acquisition of Spectra	99

	Total	$41

(14)	Recognition of amortization of intangibles (customer relationships) from the acquisition of Spectra	$331

(15)	Recognition of amortization of other intangibles from the acquisition of Spectra	$92

(16)	Elimination of interest income on cash used to purchase Spectra	$(214)
	Elimination of interest expense on debentures paid in full upon the acquisition of Spectra	146

		$(68)

(17)	For the six months ended June 30, 2002, there is no adjustment to income taxes for Spectra's results or for the pro forma adjustments because of Spectra's valuation allowance, which would be reversed up to the amount of Spectra's income for the period. For the year ended December 31, 2001, there is no adjustment to income taxes for Spectra's results or the pro forma adjustments because a valuation allowance would be required against 100% of the benefit.
(18)	Common shares used to purchase Spectra	584

(19)	Represents Sanchez statement of operations for the year ended December 31, 2001
(20)	Represents Spectra historical statement of operations for the year ended November 30, 2001 conformed to US GAAP (see note 25)
(21)	Eliminate amortization of indentifiable intellectual property	$(596)
	Recognition of identifiable intangibles related to acquisition of Spectra	202

		$(394)

(22)	Recognition of amortization of intangibles from the acquisition of Spectra	$677

(23)	Eliminate Spectra amortization of goodwill	$(133)
	Recognition of amortization of intangibles from the acquisition of Spectra	188

		$55

(24)	Eliminate Spectra goodwill and intellectual property write down	$(2,523)

(25)	Elimination of interest income on cash used to purchase Spectra	$(962)

	Elimination of interest expense on debentures paid in full upon the acquisition of Spectra	298

		$(664)

(26)	Canadian to U.S. Adjustments:
	The information for the adjustments was obtained from the May 31, 2002 and November 31, 2001 consolidated financial statements of Spectra. The unaudited condensed consolidated balance sheet is translated into U.S. dollars using the exchange rate in effect at May 31, 2002 ($0.6519 per Canadian dollar). The unaudited condensed consolidated statements of operations are translated into U.S. dollars using the average exchange rate in effect during the period ($0.6327 and $.6475 per Canadian dollar for the six months ended May 31, 2002 and the year ended November 30, 2001, respectively). Using the dates of May 31, 2002 and November 30, 2001 brought the dates of Spectra's financial statements within the required 93 days of the corresponding fiscal dates of Sanchez of June 30, 2002 and December 31, 2001 respectively.

A reconciliation of the unaudited condensed consolidated balance sheet of Spectra as of May 31, 2001 prepared in accordance with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):
		Adjustments
	CAD GAAP CN$			US GAAP CN$	US GAAP US$
		a	b
ASSETS
Current assets
Cash and cash equivalents	4,016			4,016	2,618
Accounts Receivable	4,077			4,077	2,657
Unbilled Receivables	83			83	54
Prepaid Expenses	999			999	651
Investment Tax Credits Receivable	521			521	340

Total Current Assets	9,696			9,696	6,320

Capital Assets	560			560	365
Deferred Charges (net)	364			364	237
Deferred Trade Fee Costs	18			18	12
Purchase—Intellectual Property	46			46	30
Goodwill—Uptick	145			145	95

	1,133			1,133	739

	10,829			10,829	7,059

LIABILITIES
Current liabilities
Accounts Payable and Accrued Liabilities	4,215			4,215	2,747
Unearned Revenue	6,129			6,129	3,995
Current portion of debentures	6,250	1,371	(1,371)	6,250	4,074
Current portion of capital lease obligation	49			49	32

Total current liabilities	16,643			16,643	10,848
Capital leases obligations	51			51	33

Total Liabilities	16,694			16,694	10,881

SHAREHOLDERS' DEFICIT
Share Capital	35,511			35,511	23,146
Equity Element of Subordinated Debentures	1,371	(1,371)		—	—
Deficit	(42,747)		1,371	(41,376)	(26,968)

Total shareholders' deficit	(5,865)			(5,865)	(3,822)

Total liabilities and shareholders' deficit	10,829			10,829	7,059

        A reconciliation of the unaudited condensed consolidated statement of operations of Spectra for the six months ended May 31, 2002 prepared in accordance with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):

	Spectra CAD GAAP Statement CN$	Adjustments to US GAAP CN$			Spectra US GAAP CN$	Spectra US GAAP US$
Revenues
Products	$7,392	$			$7,392	$4,677
Services	2,840				2,840	1,797
Processing fees	175				175	111
Software maintenance and other	2,487				2,487	1,574

Total revenues	12,894				12,894	8,159

Operating expenses
Product development	4,044				4,044	2,558
Product support	943				943	597
Services	1,815				1,815	1,148
Processing fees	535				535	338
Sales and marketing	1,901				1,901	1,203
General, administrative and other	2,827				2,827	1,789

Total operating expenses	12,065				12,065	7,633

Earnings from operations	829				829	526
Interest expense, net	512		(149	)(c)	363	230

Earnings before income taxes	317		149		466	296

Income tax provision	—		—		—	—
Net earnings	$317		$149		$466	$296

        A reconciliation of the unaudited condensed consolidated statement of operations of Spectra for the twelve months ended November 30, 2001 prepared in accordance with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):

	Spectra CAD GAAP Statement CN$	Adjustments to US GAAP CN$			Spectra US GAAP CN$	Spectra US GAAP US$
Revenues
Products	$9,813	$			$9,813	$6,354
Services	5,160				5,160	3,341
Processing fees	212				212	137
Software maintenance and other	6,099				6,099	3,949

Total revenues	21,284				21,284	13,781

Operating expenses
Product development	13,592				13,592	8,801
Product support	3,050				3,050	1,975
Services	3,610				3,610	2,338
Processing fees	965				965	625
Sales and marketing	6,652				6,652	4,308
General, administrative and other	8,986				8,986	5,819
Write down of goodwill and intangibles	3,896				3,896	2,523

Total operating expenses	40,751				40,751	26,389

Loss from operations	(19,467)				(19,467)	(12,608)
Interest expense, net	1,200		(491	)(d)	709	459

(Loss) before income taxes	(20,667)		491		(20,176)	(13,067)
Income tax provision	—		491		—	—

(Loss)	(20,667)		491		(20,176)	(13,067)

(a)
Represents the removal of the equity component of the subordinated debenture so that the entire debt amount is classified as a liability.

(b)
Represents the reversal of the imputed interest expenses related to the subordinated debentures.

(c)
Represents the reversal of the imputed interest expense related to the subordinated debentures for the six months ended May 31, 2002.

(d)
Represents the reversal of imputed interest expense related to the subordinated debenture for the twelve months ended November 30, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ COMPUTER ASSOCIATES, INC.
September 16, 2002	Todd A. Pittman Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

*10.1	Combination Agreement, dated as of May 15, 2002, entered into by and among Sanchez, 1518356 Ontario Limited, Sanchez Software, Ltd., Spectra, John C. McLeod and The 1998 McLeod Family Trust
*10.39	Loan Agreement, dated July 3, 2002, entered into by and among Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates Polska, SP. Z.O.O., Sanchez FSC, Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc., Sanchez Computer Associates International, Inc. and PNC Bank, National Association
*10.40	Security Agreement, dated July 3, 2002, entered into by and among Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates International, Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc. and PNC Bank, National Association
23.1	Consent of Ernst & Young LLP (Independent Accountants for Spectra)
*99.1	Press Release, dated July 3, 2002

  *
  Previously filed as exhibits to our Current Report on Form 8-K filed with the Commission on July 17, 2002, and incorporated herein by reference.

QuickLinks

AUDITORS' REPORT
Spectra Securities Software Inc. CONSOLIDATED BALANCE SHEETS [in thousands of Canadian dollars] [See Note 2 — Basis of Presentation]
Spectra Securities Software Inc. CONSOLIDATED STATEMENTS OF LOSS [in thousands of Canadian dollars, except per share disclosures]
Spectra Securities Software Inc. CONSOLIDATED STATEMENTS OF DEFICIT [in thousands of Canadian dollars]
Spectra Securities Software Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS [in thousands of Canadian dollars]
Spectra Securities Software Inc. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [in thousands of Canadian dollars]
Spectra Securities Software Inc. Unaudited Consolidated Balance Sheets (in thousands of Canadian dollars)
Spectra Securities Software Inc. Unaudited Consolidated Statements of Income (Loss) (in thousands of Canadian dollars, except per share data)
Spectra Securities Software Inc. Unaudited Consolidated Statements of Cash Flows (in thousands of Canadian dollars)
Spectra Securities Software Inc. Unaudited Notes to Consolidated Financial Statements (in thousands of Canadian dollars)
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Balance Sheet June 30, 2002 (amounts in thousands of U.S. dollars) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2002 (in thousands of U.S. dollars, except for per share amounts) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001 (in thousands of U.S. dollars except for per share amounts) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Notes to pro forma condensed consolidated balance sheet as of and for the six months ended June 30, 2002 and the year ended December 31, 2001 (in U.S. dollars) (unaudited)
SIGNATURE
EXHIBIT INDEX